FelCor Lodging Trust Incorporated 545 E. John Carpenter Freeway, Suite 1300 Irving, Texas 75062-3933 P 972.444.4900 F 972.444.4949 www.felcor.com NYSE: FCH	Exhibit 99.1

For Immediate Release:

FELCOR EXCEEDS FIRST QUARTER GUIDANCE
• Raises Full Year Guidance

     IRVING, Texas...May 2, 2005 - FelCor Lodging Trust Incorporated (NYSE: FCH), one of the nation’s largest public hotel real estate investment trusts (REITs), today reported operating results for the first quarter ended March 31, 2005.

Highlights:

•	Same-Store EBITDA increased to $62 million from $56 million in the first quarter of 2004, a 10.4 percent increase. Adjusted EBITDA grew from $59 million in the first quarter of 2004 to $62 million in 2005 and exceeded the high end of guidance.

•	Adjusted FFO was $16 million, compared to $9 million for the same period last year and Adjusted FFO per share was $0.25, compared to $0.14 for the same period last year, an increase of 79 percent. Results for the first quarter exceeded our previous guidance of $0.19 to $0.22 per share.

•	Net loss applicable to common stockholders was $18 million, or a net loss of $0.30 per share, compared to the prior year first quarter net loss of $27 million, or $0.47 per share.

•	Revenue per available room (“RevPAR”) for the quarter increased 6.7 percent, compared to the same period in 2004, exceeding our original first quarter forecast RevPAR growth of between four and five percent. Average daily rate (“ADR”) made up 84 percent of our RevPAR growth for the quarter.

•	Hotel operating profit increased to $60 million for the quarter, compared to $54 million in the prior year, an increase of 10.7 percent. Hotel operating profit margin during the quarter was 20 percent, an increase of 100 basis points over the 19 percent margin last year.

     “We are pleased with the progress that our hotels have made in increasing room rates and operating margins,” said Thomas J. Corcoran, Jr., FelCor’s President and CEO. “Our portfolio performance also is showing the positive effects of our repositioning strategy to sell underperforming hotels. We have disposed of 16 hotels since the end of the first quarter 2004. As a result of the disposition of these hotels our operating margin increased 60 basis points this year in addition to the 100 basis points increase on a same-store basis. We expect further improvement as we continue to sell our non-strategic hotels, which have margins that are significantly below those of our core portfolio.”

     Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Same-Store EBITDA, Funds From Operations (“FFO”), Adjusted FFO, Hotel Operating Profit and Hotel Operating Margin are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 7 for a reconciliation of each of these measures to our net loss and for information regarding the use, limitations and importance of these non-GAAP financial measures.

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FelCor Lodging Trust First Quarter 2005 Operating Results
May 2, 2005

Capital Structure:

     At March 31, 2005, we had $1.8 billion of debt outstanding with a weighted average life of five years, and approximately $126 million in cash and cash equivalents. The improvements that we have made to our capital structure over the past 12 months resulted in savings of approximately $8 million in interest expense for the quarter, compared to the same period last year.

     On April 8, 2005, we completed the issuance of 5.4 million depositary shares representing our 8% Series C preferred stock, with gross proceeds of $135 million. The gross proceeds were used to redeem a like number of depositary shares representing our 9% Series B preferred stock. This transaction will result in a positive impact of approximately $1.4 million annually. Following the redemption, we had approximately $35 million of our Series B preferred stock remaining outstanding.

Other Highlights:

     We expect our April total portfolio RevPAR to increase approximately 11 percent, compared to the same period in 2004.

     During 2005, through April, we have sold two hotels for gross proceeds of $10 million and have one hotel under a firm sale contract for $38 million, which is expected to close in the second quarter 2005. During the second quarter, we expect to complete the process of surrendering eight limited service hotels, owned by a consolidated joint venture with Interstate Hotels and Resorts, to their non-recourse mortgage holders. These eight hotels have an aggregate fair market value below the outstanding debt balance of $49 million, are generally located in depressed markets and are expected to generate negative cash flow for the foreseeable future. We recorded $1.3 million in estimated disposition costs in the first quarter related to these hotels.

     After disposing of the previously mentioned hotels, we will have 16 hotels remaining that we are marketing for sale. We expect gross proceeds from the dispositions of approximately $105 million and we expect to complete the sale of these hotels by mid-2006.

     We have started construction on the Grand Palms project, consisting of 184 condominium units connected to our Hilton – Myrtle Beach Resort® at Kingston Plantation in South Carolina.

     Our capital expenditures for the quarter totaled $28 million and the rooms taken out of service in connection with these capital expenditures had a slight negative impact on operations.

     We declared and paid first quarter dividends on our Series A preferred stock and our Series B preferred stock.

     Today, we have officially re-launched our Web site, www.felcor.com. Our Web site offers numerous enhancements over our previous Web site, including greater details about the Company, our business strategy, hotel portfolio and brand relationships. Additionally, the Web site is more interactive and offers improved functionality.

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FelCor Lodging Trust First Quarter 2005 Operating Results
May 2, 2005

2005 Guidance:

     As the result of our improving outlook, we have revised our guidance for the remainder of the year.

     We currently anticipate:

•	Adjusted EBITDA to be between $264 and $268 million for the year and between $78 and $80 million for the second quarter. Our previous 2005 guidance was between $259 million and $265 million, and did not reflect the $2 million reduction in EBITDA related to the surrender of our eight joint venture hotels to their mortgage holders. Thus, our revised guidance represents approximately a $6 million improvement in EBITDA for the year;

•	RevPAR for the full year 2005 to increase six to seven percent over 2004 RevPAR. For the second quarter, we also expect RevPAR growth to be between six and seven percent;

•	Adjusted FFO per share to be between $1.24 and $1.30 for 2005 and to be between $0.49 and $0.52 for the second quarter;

•	Net gain (loss) applicable to common stockholders per share to be between $(0.89) and $(0.96) for the full year 2005 and $0.02 and $0.05 for the second quarter. Included in this number is a gain of $7 million or $0.11 per share, related to the sale of our Embassy Suites Hotel® – St. Louis-Downtown; and

•	Capital expenditures for 2005 are still expected to total approximately $100 million.

     “Our better than expected operating performance and trends have led us to increase guidance for the remainder of the year,” said Richard A. Smith, FelCor’s Executive Vice President and Chief Financial Officer. “We expect that the majority of our intermediate-term RevPAR growth will continue to come from increases in ADR, which should continue to improve our hotel operating margin.”

     We have published our First Quarter 2005 Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter ended March 31, 2005. Investors are encouraged to access the Supplemental Information on our Web site at www.felcor.com, on the Investor Relations page in the “Financial Reports” section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Vice President of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.

     FelCor is one of the nation’s largest public lodging REITs and the nation’s largest owner of full service, all-suite hotels. FelCor’s portfolio is comprised of 142 consolidated hotels, located in 31 states and Canada. FelCor owns 69 upscale, all-suite hotels, and is the largest owner of Embassy Suites Hotels and Doubletree Guest Suites® hotels. FelCor’s portfolio also includes 63 hotels in the upscale and full service segments. FelCor has a current market capitalization of approximately $3.0 billion. Additional information can be found on the Company’s Web site at www.felcor.com.

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FelCor Lodging Trust First Quarter 2005 Operating Results
May 2, 2005

     We invite you to listen to our First Quarter 2005 Conference Call on Tuesday, May 3, 2005, at 9:00 a.m. (Central Daylight Time). The conference call will be webcast simultaneously via FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “FelCor News” pages. A phone replay will be available from Tuesday, May 3, 2005, at 12:00 noon (Central Daylight Time), through Friday, June 3, 2005, at 7:00 p.m. (Central Daylight Time), by dialing 866-816-8948 (access code is 4837). A recording of the call also will be archived and available at www.felcor.com.

     With the exception of historical information, the matters discussed in this news release include “forward looking statements” within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the anticipated continuation of the current economic recovery, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased fuel prices and security precautions, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Contact:
Thomas J. Corcoran, Jr., President and CEO	(972) 444-4901	tcorcoran@felcor.com
Richard A. Smith, Executive Vice President and CFO	(972) 444-4932	rsmith@felcor.com
Stephen A. Schafer, Vice President of Investor Relations	(972) 444-4912	sschafer@felcor.com
Monica L. Hildebrand, Vice President of Communications	(972) 444-4917	mhildebrand@felcor.com

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FelCor Lodging Trust First Quarter 2005 Operating Results
May 2, 2005

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months
	Ended March 31,
	2005	2004
Revenues:
Hotel operating revenue:
Room	$242,490	$229,271
Food and beverage	42,410	41,063
Other operating departments	14,898	15,168
Retail space rental and other revenue	156	245

Total revenues	299,954	285,747

Expenses:
Hotel departmental expenses:
Room	62,961	61,031
Food and beverage	33,516	33,093
Other operating departments	7,369	7,536
Other property related costs	89,787	84,811
Management and franchise fees	15,116	14,678
Taxes, insurance and lease expense	31,135	30,226
Corporate expenses	4,544	3,386
Depreciation	30,054	28,944

Total operating expenses	274,482	263,705

Operating income	25,472	22,042
Interest expense, net	(33,241)	(41,124)
Charge-off of deferred financing costs	—	(230)
Asset disposition costs	(1,300)	—

Loss before equity in income from unconsolidated entities, minority interests and gain on sale of assets	(9,069)	(19,312)
Equity in income from unconsolidated entities	1,131	982
Minority interests	925	1,156

Loss from continuing operations	(7,013)	(17,174)
Discontinued operations	(1,001)	(3,525)

Net loss	(8,014)	(20,699)
Preferred dividends	(10,091)	(6,726)

Net loss applicable to common stockholders	$(18,105)	$(27,425)

Basic and diluted per common share data:
Net loss from continuing operations	$(0.29)	$(0.41)

Net loss applicable to common stockholders	$(0.30)	$(0.47)

Weighted average common shares outstanding	59,416	58,937

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FelCor Lodging Trust First Quarter 2005 Operating Results
May 2, 2005

Discontinued Operations
(in thousands)

     Included in discontinued operations are the results of operations of the 18 hotels disposed of in 2004, one hotel designated as held for sale at December 31, 2004, and 16 hotels sold in 2003. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended
	March 31,
	2005	2004
Hotel operating revenue	$3,203	$29,869
Hotel operating expenses	3,712	28,950

Operating income (loss)	(509)	919
Direct interest costs	—	3
Impairment loss	(559)	—
Lease termination expense from asset disposition	—	(4,900)
Gain on sale of assets	20	272
Minority interest in FelCor LP	47	181

Income (loss) from discontinued operations	(1,001)	(3,525)
Depreciation	443	1,950
Minority interest	(47)	(181)
Interest expense	—	(1)

EBITDA from discontinued operations	(605)	(1,757)
Gain on sale of assets	(20)	(272)
Impairment loss	559	—
Lease termination expense from asset disposition	—	4,900

Adjusted EBITDA from discontinued operations	$(66)	$2,871

Selected Balance Sheet Data
(in thousands)

	March 31,	December 31,
	2005	2004
Investment in hotels	$3,879,908	$3,909,021
Accumulated depreciation	(966,081)	(948,631)

Investments in hotels, net of accumulated depreciation	$2,913,827	$2,960,390

Total cash and cash equivalents	$125,506	$119,310

Total assets	$3,318,269	$3,317,658

Total debt	$1,762,209	$1,767,122

Total stockholders’ equity	$1,313,752	$1,330,323

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FelCor Lodging Trust First Quarter 2005 Operating Results
May 2, 2005

Non-GAAP Financial Measures

     We refer in this press release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables set forth the adjustments made and reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and of the limitations upon such measures.

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share and unit data)

	Three Months Ended March 31,
	2005			2004
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net loss	$(8,014)			$(20,699)
Preferred dividends	(10,091)			(6,726)

Net loss applicable to common stockholders	(18,105)	59,416	$(0.30)	(27,425)	58,937	$(0.47)
Depreciation from continuing operations	30,054	—	0.51	28,944	—	0.49
Depreciation from unconsolidated entities and discontinued operations	2,708	—	0.05	3,724	—	0.06
Gain on sale of assets	(20)	—	—	(272)	—	(0.01)
Minority interest in FelCor LP	(843)	2,788	(0.04)	(1,407)	3,033	(0.01)
Conversion of options and unvested restricted stock	—	421	—	—	201	—

FFO	13,794	62,625	0.22	3,564	62,171	0.06
Charge-off of deferred debt costs	—	—	—	230	—	—
Asset disposition costs	1,300	—	0.02	4,900	—	0.08
Impairment loss	559	—	0.01	—	—	—

Adjusted FFO	$15,653	62,625	$0.25	$8,694	62,171	$0.14

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FelCor Lodging Trust First Quarter 2005 Operating Results
May 2, 2005

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and Same-Store EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2005	2004
Net loss	$(8,014)	$(20,699)
Depreciation from continuing operations	30,054	28,944
Depreciation from unconsolidated entities and discontinued operations	2,708	3,724
Minority interest in FelCor Lodging LP	(843)	(1,407)
Interest expense	33,883	41,845
Interest expense from unconsolidated entities and discontinued operations	1,778	1,319
Amortization expense	597	503

EBITDA	60,163	54,229
Charge-off of deferred debt costs	—	230
Asset disposition costs	1,300	4,900
Gain on sale of assets	(20)	(272)
Impairment loss	559	—

Adjusted EBITDA	62,002	59,087
Adjusted EBITDA from discontinued operations	66	(2,871)

Same-Store EBITDA	$62,068	$56,216

Reconciliation of Estimated Net Loss to Estimated FFO and EBITDA
(in millions, except per share and unit data)

	Second Quarter 2005 Guidance				Full Year 2005 Guidance
	Low Guidance		High Guidance		Low Guidance		High Guidance
		Per Share		Per Share		Per Share		Per Share
	Dollars	Amount(a)	Dollars	Amount(a)	Dollars	Amount (a)	Dollars	Amount (a)
Net income (loss)	$11		$13		$(18)		$(14)
Preferred dividends	(10)		(10)		(39)		(39)

Net income (loss) applicable to common stockholders	1	$0.02	3	$0.05	(57)	$(0.96)	(53)	$(0.89)
Gain on sale of assets	(7)		(7)		(7)		(7)
Depreciation	37		37		142		142
Minority interest in FelCor LP	—		—		(2)		(2)

FFO	31		33		76		80
Asset disposition costs	—		—		1		1
Impairment	—		—		1		1

Adjusted FFO	$31	$0.49	$33	$0.52	$78	$1.24	$82	$1.30

Net income (loss)	$11		$13		$(18)		$(14)
Depreciation	37		37		142		142
Minority interest in FelCor LP	—		—		(2)		(2)
Interest expense	34		34		137		137
Interest expense from unconsolidated entities	2		2		7		7
Amortization expense	1		1		3		3

EBITDA	85		87		269		273
Gain on sale of assets	(7)		(7)		(7)		(7)
Asset disposition costs	—		—		1		1
Impairment	—		—		1		1

Adjusted EBITDA	$78		$80		$264		$268

(a)	Weighted average shares are 59.4 million. Adding minority interest and unvested restricted stock of 3.4 million shares to weighted average shares, provides the weighted average shares and units of 62.8 million used to compute FFO per share.

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FelCor Lodging Trust First Quarter 2005 Operating Results
May 2, 2005

Hotel Operating Profit and Hotel Operating Margin
(dollars in thousands)

	Three Months
	Ended March 31,
	2005	2004
Total revenue	$299,954	$285,747
Retail space rental and other revenue	(156)	(245)

Hotel revenue	299,798	285,502
Hotel operating expenses	(239,884)	(231,375)

Hotel operating profit	$59,914	$54,127

Hotel operating margin	20.0%	19.0%

Hotel Operating Expense Composition
(dollars in thousands)

	Three Months Ended March 31,
	2005	2004
Hotel departmental expenses:
Room	$62,961	$61,031
Food and beverage	33,516	33,093
Other operating departments	7,369	7,536
Other property related costs:
Administrative and general	29,149	27,730
Marketing and advertising	26,679	25,344
Repairs and maintenance	17,397	16,764
Energy	16,562	14,973
Taxes, insurance and lease expense	31,135	30,226

Total other property related costs	120,922	115,037
Management and franchise fees	15,116	14,678

Hotel operating expenses	$239,884	$231,375

Reconciliation of total operating expense to hotel operating expense:
Total operating expenses	$274,482	$263,705
Corporate expenses	(4,544)	(3,386)
Depreciation	(30,054)	(28,944)

Hotel operating expenses	$239,884	$231,375

     Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin, are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.

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FelCor Lodging Trust First Quarter 2005 Operating Results
May 2, 2005

FFO and EBITDA

     The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

     EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

     We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, Adjusted EBITDA and Same-Store EBITDA, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•	Gains and losses related to early extinguishment of debt and interest rate swaps – We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

•	Impairment losses – We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

     In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

     To derive Same-Store EBITDA, we make the same adjustments to EBITDA as for Adjusted EBITDA and, additionally, exclude EBITDA from discontinued operations and gains and losses on the disposition of non-hotel related assets.

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FelCor Lodging Trust First Quarter 2005 Operating Results
May 2, 2005

Hotel Operating Profit and Operating Margin

     Hotel operating profit and operating margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control. We believe that hotel operating profit and operating margin is useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision-making. Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners. We present hotel operating profit and hotel operating margin by eliminating corporate-level expenses, depreciation and expenses related to our capital structure. We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets.

     Use and Limitations of Non-GAAP Measures

     Our management and Board of Directors use FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. Same-Store EBITDA is used to provide investors with supplemental information as to the ongoing operating performance of our hotels without regard to those hotels sold or held for sale at the date of presentation.

     The use of these non-GAAP financial measures has certain limitations. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin, as presented by us, may not be comparable to FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation, interest and capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

     These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA, Adjusted EBITDA or Same-Store EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of, amounts that accrue directly to the benefit of stockholders. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, hotel operating profit and hotel operating margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.

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